Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report of Plaintree Systems Inc. (the “Company”) on Form 20-F for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of his knowledge:

           1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                 Date: September 29, 2005

                                Per:

                                Name: David Watson

                                Title: President,

                                                                                                                                                 Chief Executive Officer,

                                                                                                                                                 Chief Financial Officer